UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey		08854
(Address of principal executive offices)		(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

          On February 10, 2012, the Board of Directors of Enzon Pharmaceuticals, Inc. (the “Company”) approved an extension of the deadline by which proposals of stockholders made outside of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received in order to be considered at the Company’s 2012 Annual Meeting of Stockholders. Such proposals were originally required to be submitted in accordance with the requirements of the Bylaws no later than February 10, 2012 to be considered timely. As a result of the extension, such proposals must now be received by the Corporate Secretary at Enzon Pharmaceuticals, Inc., 20 Kingsbridge Road, Piscataway, New Jersey 08854 in accordance with the requirements of the Bylaws no later than February 27, 2012 to be considered timely.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.

(Registrant)

Date: February 13, 2012	By:	/s/ Andrew Rackear

Name: Andrew Rackear

Title: Vice President and General Counsel